CONSULTING AGREEMENT

This consulting agreement (this "Agreement") is made this 17th day of June, 2005, between CIMBIX CORPORATION, a bulletin board public company ("CBXC"), and ENGLOCAN LIMITED ("ENGLOCAN") a Consultant (collectively the "Parties" and each individually a "Party").

RECITALS:

ENGLOCAN is a consultant who desire to provide consulting services to CBXC;
and

CBXC desires to retain ENGLOCAN as a marketing and feasibility consultant.

NOW THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each Party, the Parties, intending to be legally bound, hereby agree as follows:

I. Recitals. The Parties agree that the foregoing recitals are true and correct and are incorporated herein by reference.

II.      Engagement.   CBXC hereby engages ENGLOCAN and CBXC hereby accepts
such engagement upon the terms and conditions set forth in this Agreement.

         A. Duties: ENGLOCAN is engaged by CBXC as a marketing and feasibility consultant, to represent CBXC and its business in Hong Kong; to assist CBXC in expanding its business operations in "business consulting" services and trade. ENGLOCAN will report
         directly to the board of directors of CBXC.   The term of this
         Agreement begins immediately.

         B. Terms: Subject to the terms of this Agreement relating to termination, this Agreement shall continue in full force and effect for a term of twelve (12) months from the date thereof, and may be renewed for successive periods of twelve (12) months thereafter by the mutual written agreement of the Parties hereto made at least one (1) month prior to the expiration of such term.

	 C.      Fee Structure:

		1. Time is of the Essence: Time is of the essence with respect to the Parties' respective obligations under this Agreement.

		2. Amount of Fee: CBXC hereby agrees to issue to ENGLOCAN, and ENGLOCAN agrees to accept from CBXC, three hundred fifty thousand (350,000) shares of common stock of CBXC, which will be registered by CBXC on a Registration Statement Form S-8 with the Securities and Exchange Commission.

		3. Timing of Payment of Fee: CBXC shall pay and release Shares to ENGLOCAN upon satisfaction of performance from time to tome in stages commencing within thirty (30) days from filing of the Registration Statement. Failure of CBXC to finally pay any Shares within thirty (30) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the Services provided by ENGLOCAN and will be sufficient cause for immediate termination of this Agreement by ENGLOCAN, and such breach will cause this Agreement to be null and void.

         D. Independent Contractors: In all matters relating to this Agreement and otherwise, the Parties hereto shall be and act as independent contractors, neither shall be the employee or agent of the other, and each shall assume any and all liabilities for its own acts. As a result of his independent contractor status, ENGLOCAN, and not CBXC, shall be responsible for any and all income taxes and any and all other employment related taxes or assessments which may be required of ENGLOCAN in his jurisdiction. Neither Party shall have any authority to create any obligations, express or implied, on behalf of the other Party and neither Party shall have any authority to represent the other Party as an employee or in any capacity other than as herein provided.

III. Termination: This Agreement may be terminated by written notice of either Party hereto forwarded to the other Party hereto. This Agreement shall be binding on the Parties hereto for the Term provided herein, unless terminated as provided herein.

IV. Arbitration: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or its interpretation or effectiveness, and which is not settled between the Parties themselves, shall be settled by binding arbitration in Washington and judgment upon the award may be entered in any court having jurisdiction thereof. Nothing, however, contained herein shall limit CBXC's rights to injunctive relief as set out in Paragraph V of this Agreement. The prevailing Party in any litigation, arbitration or mediation relating to collection of fees, or any other matter under this Agreement, shall be entitled to recover all its costs, if any, including without limitation, reasonable attorney's fees, from the other Party for all matters, including, but no limited to, appeals.

V. Injunctive Relief: ENGLOCAN agrees that his violation or threatened violation of any of the provisions of this Agreement shall cause immediate and irreparable harm to CBXC and, in such event, an injunction restraining ENGLOCAN from such violation may be entered against ENGLOCAN in addition to any other relief available to CBXC.

VI.      Representations  and  Warranties:   ENGLOCAN represents, warrants,
covenants and agrees that ENGLOCAN has a right to enter into this Agreement; that ENGLOCAN is not a Party to any agreement or understanding, whether written or oral, which would prohibit ENGLOCAN's performance of his obligations hereunder; and ENGLOCAN is not in possession of any proprietary information belonging to another Party which ENGLOCAN is legally prohibited from using.
A breach of this Paragraph VI shall be ground for immediate termination of this Agreement.

VII. Indemnification and Hold Harmless Clause: ENGLOCAN agrees to indemnify and hold CBXC and its affiliates, control persons, directors, officers, employees and agents (each an "Indemnified Person") harmless from and against all losses, claims, damages, liabilities, costs or expenses, including those resulting from any threatened or pending investigation, action, proceeding or dispute whether or not CBXC or any such other Indemnified Person is a party to such investigation, action, proceeding or dispute, arising out of CBXC's entering into or performing services under this Agreement, or arising out of any matter referred to in this Agreement. This indemnity shall also include CBXC's and/or any such other Indemnified Person's reasonable attorneys' and accountants' fees and out-of-pocket expenses incurred in, and the cost of CBXC's personnel whose time is spent in connection with, such investigations, actions, proceedings or disputes which fees, expenses and costs shall be periodically reimbursed to CBXC and/or to any such other Indemnified Person by ENGLOCAN as they are incurred; provided, however, that the indemnity herein set forth shall not apply to an Indemnified Person where a court of competent jurisdiction has made a final determination that such Indemnified Person acted in a grossly negligent manner or engaged in willful misconduct in the performance of the services hereunder which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination the indemnification and reimbursement provisions hereinabove set forth shall apply and ENGLOCAN shall perform its obligations hereunder to reimburse CBXC and/or each such other Indemnified Person periodically for its, his or their fees, expenses and costs as they are incurred). ENGLOCAN also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to ENGLOCAN for or in connection with any act or omission to act as a result of its engagement under this Agreement except for any such liability for losses, claims, damages, liabilities or expenses incurred by ENGLOCAN is found in a final determination by a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct.

         If for any reason, the foregoing indemnification is unavailable to CBXC or any such other Indemnified Person or insufficient to hold it harmless, then ENGLOCAN shall contribute to the amount paid or payable by CBXC or any such other Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by ENGLOCAN and its shareholders on the one hand and CBXC or any such other Indemnified Person on the other hand, but also the relative fault of ENGLOCAN and CBXC or any such other Indemnified Person, as well as any relevant equitable considerations; provided that in no event will the aggregate contribution by CBXC and any such other Indemnified Person hereunder exceed the amount of fees actually received by CBXC pursuant to this Agreement. The reimbursement, indemnity and contribution obligations of ENGLOCAN hereinabove set forth shall be in addition to any liability which ENGLOCAN may otherwise have and these obligations and the other provisions hereinabove set forth shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of ENGLOCAN, CBXC and any other Indemnified Person.

         The terms and conditions hereinabove set forth shall survive the termination and expiration of this Agreement and shall continue indefinitely thereafter.

VIII. Notice: Any notice given or required to be given under this Agreement shall be in writing and service thereof shall be sufficient if sent be hand or by telex or telegram, facsimile transmission or other similar means of communication if confirmed by mail, or by certified mail, return-receipt requested, with postage prepaid, directly to the Parties' respective addresses herein above set forth. Each Party may, from time to time, by like written notice, designate a different address to which notice should thereafter be sent.

IX. Survival: The covenants contained in this Agreement shall survive the termination of this Agreement, for whatever reason, and shall be binding on the Parties.

X. Binding Effect: The terms of the Agreement shall be binding upon the respective Parties hereto, their heirs, their owners, co-owners, partners, associates, employers, affiliates, subsidiaries, parent companies, nominees, representatives, employees, agents, consultants and successors and assigns.

XI. Assignment: This Agreement and the rights and obligations hereunder may not be assigned or delegated by either Party without the prior consent of the other Party.

XII. Choice of Law: This Agreement is made in Washington, and all questions related to the execution, construction, validity, interpretation and performance of this Agreement and to all other issues or claims arising hereunder, shall be governed and controlled by the laws of Washington.

XIII. Venue: The state of Washington shall be proper venue for any and all litigation and other proceeds involving this Agreement.

XIV.     Counterparts:   This Agreement may be signed in more than one
counterpart, in which case each counterpart shall constitute an original of this Agreement.

XV. Severability: In the event that any term, covenant, or condition of this Agreement or the application thereof to any Party or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or non enforceable, shall not be affected thereby; and each term, covenant, or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

XVI. Modification: No amendment, modification, or waiver of this Agreement or any provision hereof shall be valid unless in writing duly signed by the Parties hereto, which writing specifically refers to this Agreement and states that it is an amendment, modification, or waiver.

XVII. Entire Agreement: This Agreement represents the entire agreement between the Parties to this Agreement concerning its subject matter, and any and all prior representations and agreements with respect to such subject matter, if any, are merged herein and are superseded by this Agreement.

XVII. Construction: Paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this Agreement. Whenever used herein, the singular shall include the plural, the plural shall include the singular, and pronouns shall be read as masculine, feminine, or neuter as the context requires.

ACCEPTED:

CONSULTANT                             CIMBIX CORPORATION


By: /s/                        By: /s/   Donald Walker
 ------------------------           --------------------
     ENGLOCAN LIMITED                  Donald Walker
     Consultant                        President/Chief Executive Officer